Exhibit 10.1


                               PURCHASE CONTRACT

        THIS AGREEMENT made and entered into this 21 day of February 1997 (the "Effective Date"), between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser") and INTERCAPITAL PORTFOLIO 944
I LIMITED PARTNERSHIP, an Illinois Limited Partnership, (hereinafter called "Seller").

                                   ARTICLE I
                                  THE PROPERTY

        1.1 Sale of Property. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as PACES COVE APARTMENTS located in DALLAS, TX, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 328 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

        1.2 "As Is". The Property is being sold "as is", except for the warranties set forth otherwise herein.

                                   ARTICLE II
                           PAYMENT OF PURCHASE PRICE

        2.1 Purchase Price. The total purchase price shall be NINE MILLION TWO HUNDRED THOUSAND ($9,200,000) DOLLARS as evidenced by cash or cash equivalent at closing.

        2.2 Deposit. ONE HUNDRED THOUSAND ($100,000) DOLLARS to be placed in escrow at the end of the "Inspection Period" described in Article VI below. Said deposit shall be placed in escrow with Texas State Title Insurance Corporation or its authorized agent (the "Title Company") as an earnest money deposit which may be credited against the purchase price or applied as per
Article XI below.

        2.3 Independent Contract Consideration. Purchaser shall, concurrently with its execution hereof, deliver to Seller a check in the amount of FIFTY ($50) DOLLARS (the "Independent Contract Consideration"), which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and delivery of this Contract and Purchaser's right to inspect the

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Property. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Contract and is non-refundable in all events.

                                  ARTICLE III
                                 TITLE MATTERS

        3.1 Title. Seller, shall convey good and indefeasible title by Special Warranty Deed, subject only to general taxes for the current year not yet due and payable and utility easements which do not interfere with the present use of the Property, and the "Permitted Exceptions". "Permitted Exceptions" are those title exceptions listed in the title commitment, which are not objected to pursuant to section 3.2, or as provided in sections 3.3 and 3.5 below and acts of Purchaser.

                (A) Title shall be free from any and all liens on mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

        3.2 Title Defects; Election to Cure. Seller shall furnish to Purchaser at Seller's expense a commitment for Title Insurance from the Title Company, (the "Commitment" or the "Title Report") within fifteen (15) days after the Effective Date, covering the Property binding the Title Company to issue a Texas Owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, together with true and correct copies of all instruments listed on Schedule B to the Commitment (as well as any other documents or instruments listed therein which will not be released at closing). Seller will not pay for any endorsements deleting or amending the Survey exceptions. If the title commitment shows any exceptions, which are not acceptable to Purchaser in Purchaser's sole discretion, Purchaser shall give written notice of such defects in title to Seller's counsel during the Inspection Period. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure.

        3.3 Election Not to Cure Defects. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option (exercised by Purchaser notifying Seller within five (5) days of the notice by Seller that it will not cure the objections), shall be void; each party shall thereupon be released from all obligations hereunder; and all deposits shall be immediately returned to Purchaser. The intent being that if Purchaser does not waive title defects within five (5) days, this Agreement shall automatically be null and void.

        3.4 Survey. Upon the Effective Date, the Seller shall

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deliver to the Purchaser an existing Survey and as soon as reasonably possible, and in any event within three (3) days after the expiration of the Inspection Period, Seller shall, at Seller's expense, deliver or cause to be delivered to the Seller, the Title Company, and to Purchaser a current or updated on-the-ground perimeter survey (the "Updated Survey") of the Property prepared by a Registered Professional Land Surveyor reasonably acceptable to the Purchaser. The Survey shall show the location and size of all of the following on or adjacent to the Property, if any:

                buildings, buildings lines, improvements, streets, pavements, easements, rights-of-way, protrusions, encroachments, fences, 100-year flood plain, apparent public utilities, and recording information of easements.

The Updated Survey sometimes hereinafter referred to as the "Survey" shall show the gross land area. The Updated Survey shall be in a form and of a date acceptable to Purchaser and to the Title Company, and in acceptable form in order to allow the Title Company to delete the survey exception from the Title Policy. The area within the 100-year flood plain shall be as defined by the Federal Emergency Management Agency or other applicable governmental authority.

        3.5 Subject to the following sentences, the Survey shall show no encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation, Seller shall have ten (10) days from the date of delivery of the Updated Survey and receipt of Purchaser's notice (with a commensurate extension of the closing date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such ten (10) day period, Purchaser may elect, on or before the expiration of the Inspection Period, to (i) terminate this Agreement
(in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation, as "Permitted Exceptions".

        3.6 Purchaser agrees to deliver to Seller, within the Inspection Period, notice as to which items on the title report or the Survey are objectionable.

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        3.7 The Inspection Period shall be extended for a period of ten (10)
days for a review of the Updated Survey delivered pursuant to Paragraph 3.4. However, in the event that the Updated Survey is delivered after the end of the original unextended Inspection Period, the Purchaser may only raise such objections as are brought about as a result of said Survey. Seller shall have five (5) days from receipt of Purchaser's notice to have the title company issue its endorsement insuring over the encroachments.

                                   ARTICLE IV
                                   PRORATIONS

        4.1 Income and Expense Allocations. The following shall be prorated, on a calendar-month basis, to the date of delivery of the deed: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser takes subject to); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy). Purchaser shall get the benefit of the prorations on the date of closing if the Purchase Price is wired to the title company and closing occurs by 2:00 CST. If the money is sent later than 2:00, Seller shall get the prorations on the date of closing.

        4.2 Closing Costs. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

        4.3 Allocation of Rents. Rents collected by Seller prior to Closing and rents received by Purchaser for the month of closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after the month of Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

        4.4 Prior Lease Concessions. Seller shall pay to Purchaser, in a lump sum at closing, all future monetary concessions which Seller has given to tenants under leases existing at the time of closing.

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                                   ARTICLE V
                           POSSESSION OF THE PROPERTY

        5.1 Possession. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements and any service agreements assumed by Purchaser.

                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING

        6.1 Conditions Precedent. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

        (A) Receipt by Purchaser at Purchaser's expense of an engineering report of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have fifteen (15) days in which to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived.

        (B) The receipt by Purchaser of Seller documents described in 7.2 below.

        (C) On the condition that Sellers representations and warranties described in Article VIII below remain true and correct.

        (D) On the condition that there have been no material or adverse changes to the property subject to Par. 9 or leases. All leasing shall be pursuant to past good business practices.

        (E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser during business hours, upon at least two (2) business days notice to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission. Purchaser acknowledges that the books and records are kept in the Houston office of the Seller.

        (F) Purchaser determining during the Inspection Period that all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of closing will be installed to the property line, are and at the time

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of closing will be connected pursuant to valid permits, and are and at the time of closing will be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

        (G) All of the conditions precedent under 6.1(A), (B) and (F) shall be deemed satisfied if Purchaser does not terminate this Agreement prior to the expiration of the Inspection Period.

        6.2 Inspection. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

        6.2.1 Preparation for Inspection. At the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contract, and other documents creating liens of security interest on the Property (if not to be released at closing), or any part thereof and all promissory notes secured thereby; synopsis of all insurance policies applicable to the Property to include loss runs for the last two (2) years; Plans and Specifications for the Property if in Seller's possession, service contracts, Certificates of Occupancy if in Seller's possession, to the extent reasonably available, if any; a copy of title policy (together with true and correct copies of the instruments listed thereon which evidence exceptions to title, except those which will be released at and as a condition of closing) and most recent survey for the Property. A copy of any environmental or engineering reports on the property. All these items shall be certified by Seller to be accurate and complete to the best of its knowledge and belief. Seller does not warrant the truth or accuracy to the information on the environmental or engineering reports, or the Plans and Specifications other than to state that they were received in the ordinary course of business.

        6.2.2 Inspection of Books and Records; Access. Upon the signing of this Agreement by both parties, Purchaser, its employees, agents and contractors shall have twenty-one (21) days after the Effective Date of this Contract (the "Inspection Period", as the same may be extended) to enter upon the Property (subject to the rights of the tenants) during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated

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prior to the end of the Inspection Period and subject to the other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 6.1(A) above. There shall be no intrusive testing without Seller's consent.

        6.2.3 Indemnification. Purchaser agrees to indemnify and hold Seller harmless from any damages, liability, loss, cost, expense, causes of action and liens arising from Purchaser's inspection of the Property. Purchaser shall restore any damages caused by any tests, studies or inspections performed by or on behalf of Purchaser. This indemnification and agreement shall survive termination of this Agreement and closing for one (1) year (unless an action is brought within said one (1) year in which event it will survive until final adjudication) and shall not be subject to any liquidated damages provision.

        6.2.4 Right of Termination During Inspection Period. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, and all deposits shall be returned to Purchaser. If Purchaser does not terminate, the condition under Par. 6.2 shall be deemed satisfied.

        6.2.5 "Rent Ready". During the Inspection Period, both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, if any, heating, plumbing and electrical systems. Upon failure to agree, then it shall be understood that "rent ready" shall be deemed clean and painted (if necessary) in accordance with Seller's normal practice to rent to new occupants and all amenities included above shall be in good working order, normal wear and tear expected.

        6.2.6 Condition of Personal Property at Closing. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser, except for normal wear and tear. If Seller fails to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and

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proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit, pursuant to Article XI.

                                  ARTICLE VII
                                    CLOSING

        7.1 Closing. Closing will be held on March 24, 1997, at such place and at such time as the parties may agree. However, either party shall be entitled to one (1) extension of seven (7) days upon request.

        7.2 Seller's Deliveries. At closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following in a form reasonably acceptable to Purchaser:

            (A) A Bill of Sale, with special warranty of title transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances.

            (B) The Title Policy issued by the underwriter for the Title Company pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the date of Closing.

            (C) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property (with respect to residential leases) not for more than one (1) year.

            (D) All security and cleaning deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of TEXAS.

            (E) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

            (F) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

            (G) An affidavit of Seller sufficient to satisfy the title company that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims other than in the course of business, tax liens, or pending bankruptcies involving Seller.

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            (H) Assignments of all Seller's interest in the following:  (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

            (I) Assignments without recourse of all warranties and guarantees, if any, to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

            (J) Consent of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's articles, by-laws or other organizational documents, which may affect Seller's ability to convey marketable title.

            (K) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing, provided Purchaser will post new bonds or security deposits if required by the utility company.

            (L) Satisfactory evidence of the power and authority of Seller to enter into and consummate this agreement.

            (M) Affidavit that Seller has received no actual notice of the presence of asbestos and/or any other hazardous material at the Property (except as may be disclosed in the environmental report delivered to Purchaser).

            (N) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

            (O) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser, a copy of which is annexed hereto as EXHIBIT C.

            (P) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

            (Q) A representation letter as normally required by auditors for a public company in the form attached hereto as EXHIBIT D. This clause shall survive closing for one year.

            (R) Closing Memorandum and Indemnification Agreement in the form attached hereto as EXHIBIT E.

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        7.3 Purchaser's Deliveries.  At closing and contemporaneously with the
Seller's compliance with the provisions of Section 7.2, Purchaser shall:

            (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

            (B) Execute and deliver an assumption of obligations under leases, securities, any contracts which Purchaser shall take subject to and any other obligations specifically set forth herein, a copy of which is annexed hereto as EXHIBIT F.

            (C) Deliver to the Seller a resolution of the Purchaser that:

                (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

                (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

            (D) Execute all such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Seller or its counsel.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

        8.1 Representations of the Parties. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date hereof and as of closing hereof:

            (A) That Seller, is the owner in fee simple of the Property and has the power to convey same.

            (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

           (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

            (D) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease,

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rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year the following closing.

            (E) Seller has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property. This warranty shall survive for one year following closing.

            (F) Seller has not received any notice, written or oral, nor has actual knowledge of any code violation without duty to investigate. Seller has not received any notice of condemnation proceedings with respect to the Property. This warranty shall survive for one year following closing. Knowledge shall be referred to as knowledge of the Property manager of Paul Austin, Vice President of Seller.

            (G) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

            (H) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not modify, extend or cancel any tenant lease (except in accordance with the terms of such lease or in accordance with good business practice) or any dealing with any tenant other than in the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date before closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

        8.2 Continuation of Representations, Warranties and Covenants to the Date of Closing. If upon ten (10) days' notice to Seller calling for the curing of a breach of warranties prior to closing (during which period Seller may cure the breach of warranties), each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

        8.3 Willful Breach of Representations, Warranties and Covenants. Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a

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result of the willful failure of any of Seller's representations, warranties or covenants contained in this Par. 8 to remain true as of the date of closing, however, Seller's liability shall not exceed $50,000.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

        9.1 Property Damage. If, prior to closing, any part of the Property is damaged by fire or other casualty in an amount of more than One Hundred Thousand ($100,000) Dollars, Seller shall advise Purchaser if Seller will repair such damage before the date provided herein for closing. If such damage cannot be repaired by such time, this Agreement may be canceled at the option of the Purchaser delivered to Seller within ten (10) days of Seller's notice. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser not elect to cancel this Agreement despite such damage or if the loss shall be less than One Hundred Thousand ($100,000) Dollars, the parties shall close without a reduction of Purchase Price and Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received by Seller. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

        9.2 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area), Purchaser may elect within ten (10) days of receipt of notice to either (a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received or Seller shall assign to Purchaser the rights to such payments without a diminution of the Purchase Price.

         9.3 Risk of Loss. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                   ARTICLE X
                              BROKER'S COMMISSION

         10.1 Commission. Seller agrees to pay a brokerage fee to KET INC. and Purchaser agrees to pay a brokerage fee to EVANS, RIVERS & COMPANY, pursuant to separate agreements. Said

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brokerage fees shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.


                                   ARTICLE XI
                                    DEFAULT

         11.1 Default Defined. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

         11.2 Seller's Default. Upon Seller's default, the Purchaser, at it's election, may either as its sole and exclusive remedies (1) require specific performance of Seller, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or
(3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees. In the event that the Purchaser shall commence an action for specific performance and the Court shall hold against it, then Seller shall be entitled to reimbursement of reasonable costs to include reasonable attorney fees.

        11.3 Purchaser's Default. Upon Purchaser's default, this
Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. This section does not apply to Purchaser's obligation under Par. 6.2.3. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.


                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

        12.1 Entire Agreement. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

        12.2 Assignment. Purchaser may assign this Agreement without the consent of Seller to APPLE RESIDENTIAL INCOME TRUST, INC.

        12.3 Severability. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

       12.4 Binding Effect. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

       12.5 Controlling Law. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State of Texas.

       12.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

       12.7 Incorporation by Reference. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

       12.8 Headings. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

       12.9 Construction of Contract. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

       12.10 Confidentiality. All information acquired by or supplied to Purchaser in connection with the Property of any other operations of Seller shall be confidential and shall be disseminated only upon Seller's written approval.

       12.11 Holidays. If any of the deadlines in this Contract ends on, or if any event is to occur on, a Saturday, Sunday, or legal holiday, the deadline or the date for performance shall automatically be extended to the next day which is not a Saturday, Sunday, or legal holiday.

       12.12 Lead Warning Statement. Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

       12.12.1 Seller has no actual knowledge of lead-based paint and/or lead-based paint hazard in the housing.

       12.12.2. Seller has no written reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing, except, if any, in the environmental report delivered to Purchaser.

       12.12.3. Purchaser is hereby granted a 10-day opportunity (or the length of the Inspection Period, whichever is longer) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

                                  ARTICLE XIII
                                     NOTICE

       13.1 Notice. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

       To Seller: Intercapital Portfolio 944 I Limited
                  Partnership
                  7670 Woodway At San Felipe - Suite 380
                  Houston, TX  77063
                  Attention: Paul Austin
                  Fax: (713) 953-7123

       With a copy to
         Seller's Attorneys:  Michael E. Ross, Esq.
                              Schain, Firsel & Burney, Ltd.
                              Suite 1910
                              222 North La Salle Street
                              Chicago, IL 60601-1102
                              Fax: (312) 332-4514

       To Purchaser: Mr. Gus Remppies
                     Cornerstone Realty Group, Inc.
                     306 E. Main Street
                     Richmond, VA 23219
                     Fax: (804) 782-9302

       With a copy to
         Purchaser's Attorneys: Harry S. Taubenfeld, Esq.
                                Zuckerbrod & Taubenfeld
                                575 Chestnut St., P.O. Box 488
                                Cedarhurst, NY 11516
                                Fax: (516) 374-3490

                                        -and-

                                Robert E. Morrison, Esq.
                                Brown McCarroll & Oaks Hartline
                                300 Crescent Court, Suite 1400
                                Dallas, TX 75201
                                Fax: (214) 999-6170

       13.2 Delivery of Notice. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or delivered to a reliable overnight courier or by fax. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

       IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

INTERCAPITAL PORTFOLIO 944 I, LIMITED PARTNERSHIP
By: INTERCAPITAL PORTFOLIO, INC.
    General Partner

By: /s/ Paul E. Austin
   --------------------
Its: Vice President

PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:  /s/ S. J. Olander
    -----------------------
Its: Senior Vice President

                       MODIFICATION TO PURCHASE CONTRACT
                       ---------------------------------

     This MODIFICATION TO PURCHASE CONTRACT ("Modification") is made and entered
into this    day of March, 1997, between CORNERSTONE REALTY GROUP, INC.
("Purchaser") and INTERCAPITAL PORTFOLIO 944 I LIMITED PARTNERSHIP ("Seller").

     WHEREAS, Purchaser and Seller entered into an Agreement of Sale dated the 21st day of February 1997 ("Agreement"); and

     WHEREAS, Purchaser and Seller now desire to modify and amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, Seller and Purchaser agree as follows:

     1. All terms not specifically defined herein shall have the same meaning as ascribed to them in the Agreement unless previously modified.

     2. ARTICLE II, Paragraph 2.2 Deposit, is hereby amended to read:

        "ONE HUNDRED FIFTY THOUSAND ($150,000) DOLLARS to be placed in escrow at the end of the "Inspection Period" described in Article VI below. Said deposit shall be placed in escrow with Texas State Title Insurance Corporation or its authorized agent (the "Title Company") as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below."

     3. ARTICLE VII, Paragraph 7.1 Closing, is hereby modified to read as follows:

        "Closing will be held on April 15, 1997, at such place and at such time as the parties may agree. However, either party shall be entitled to one (1) extension of seven (7) days upon request."

     4. Except as herein modified, the terms and provisions of the Agreement shall remain in full force and effect.

     5. In the event there is any conflict in the terms of this Modification and the terms of the Agreement, the terms of this Modification shall govern.

     6. This Modification may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together will constitute one agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement on the date first above written.


                            CORNERSTONE REALTY GROUP, INC.,
                            a Virginia Corporation

                            By: /s/ S. J. Olander
                                ---------------------------
                            Name: S. J. Olander
                                 --------------------------
                            Its:  Secretary
                                 ---------------------------


                            INTERCAPITAL PORTFOLIO 944 I
                            LIMITED PARTNERSHIP

                            By:  INTERCAPITAL PORTFOLIO, INC.
                            Its: General Partner

                            By: /s/ Paul E. Austin
                               ------------------------------
                            Name: Paul E. Austin
                                 ----------------------------
                            Its: Vice President
                                 ----------------------------

                    SECOND MODIFICATION TO PURCHASE CONTRACT
                    ----------------------------------------

     This Second Modification to Purchase Contract ("Second Modification") is made and entered into this 29th day of April, 1997 between Cornerstone Realty Group, Inc. ("Purchaser") and Intercapital Portfolio 944 I Limited Partnership ("Seller").

     WHEREAS, Purchaser and Seller entered into an Agreement of Sale dated the 21st day of February 1997 ("Agreement"); and

     WHEREAS, Purchaser and Seller entered into a First Modification to Purchase
Contract on the   day of March 1997; and

     WHEREAS, Purchaser and Seller now desire to further modify and amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, Seller and Purchaser agree as follows:

     1. All terms not specifically defined herein shall have the same meaning as ascribed to them in the Agreement unless previously modified.

     2. Par. 2.2, Deposit, is hereby further amended (First Amendment dated the day of March 1997) to add to the existing paragraph the following:

                  "ONE HUNDRED THOUSAND ($100,000) DOLLARS upon the execution of this Second Modification (making a total deposit of TWO
              HUNDRED FIFTY THOUSAND ($250,000) DOLLARS) to be placed in escrow with Texas State Title Company ("Title Company") or its authorized agent as an additional earnest money deposit which shall be credited against the purchase price.

                   The Title Company is authorized to release to Seller the sum of Fifty Thousand ($50,000) Dollars upon its receipt of a fully executed copy of this Second Modification and the additional one Hundred Thousand (100,000) Dollars set forth herein."

     3. ARTICLE VII, Paragraph 7.1 Closing, is hereby modified to read as follows:

        "Closing will be held on May 23, 1997,..."

     4. Except as herein modified, the terms and provisions of the Agreement shall remain in full force and effect.

     5. In the event there is any conflict in the terms of this Second Modification and the terms of this Agreement, the terms of this Second Modification shall govern.

     6. This Second Modification may be executed, in separate counterparts, each of which shall be deemed an original and all of which taken together will constitute one agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Modification on the date first above written.


                            CORNERSTONE REALTY GROUP, INC.
                            a Virginia corporation


                            By: /s/ S. J. Olander
                                ---------------------------
                            Name: S. J. Olander
                                 --------------------------
                            Its:  Secretary
                                 ---------------------------


                            INTERCAPITAL PORTFOLIO 944 I
                            LIMITED PARTNERSHIP
                            By:  INTERCAPITAL PORTFOLIO, INC.
                                  General Partner

                            By: /s/ Paul E. Austin
                               ------------------------------
                            Name: Paul E. Austin
                                 ----------------------------
                            Its: Vice President
                                 ----------------------------

                    THIRD MODIFICATION TO PURCHASE CONTRACT
                    ---------------------------------------


      This Third Modification to Purchase Contract ("Third Modification") is
made and entered into this      day of May 1997 between Cornerstone Realty
Group, Inc. ("Purchaser") and Intercapital Portfolio 944 I Limited Partnership ("Seller").

      WHEREAS, Purchaser and Seller entered into an Agreement of Sale dated the 21st day of February 1997 ("Agreement"); and

      WHEREAS, Purchaser and Seller entered into a First Modification to
Purchase Contract on the     day of March 1997; and

      WHEREAS, Purchaser and Seller entered into a Second Modification to Purchase Contract on the 29th day of April 1997; and

      WHEREAS, Purchaser and Seller now desire to further modify and amend the Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, Seller and Purchaser agree as follows:

      1. All terms not specifically defined herein shall have the same meaning as ascribed to them in the Agreement unless previously modified.

      2. ARTICLE II, Paragraph 2.1 Purchase Price, is hereby amended to read:


                 "The total purchase price shall be NINE MILLION TWO HUNDRED FIFTEEN THOUSAND ($9,215,000) DOLLARS as evidenced by cash or cash equivalent at closing.

                 However, in the event that the closing takes place on or before May 30, 1997, Paragraph 2.1 shall not be amended and the purchase price shall remain as set forth in the Agreement, to wit: NINE MILLION TWO HUNDRED THOUSAND ($9,200,000) DOLLARS.*

      3. ARTICLE VII, Paragraph 7.1 Closing, is hereby modified to read as follows:

                 "Closing will be held on or about June 24, 1997,..."

      4. Except as herein modified, the terms and provisions of the Agreement shall remain in full force and effect.

*Purchaser shall give Seller written notice on or before May 27, 1997 of Purchaser's intention to close on May 30, 1997.

      5. In the event there is any conflict in the terms of this Third Modification and the terms of the Agreement, the terms of this third Modification shall govern.

      6. This Third Modification may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together will constitute one agreement between the parties hereto.

      7.** (See Paragraph 7, hereinbelow, fully incorporated herein)

           IN WITNESS WHEREOF, the parties hereto have executed this Third Modification on the date first above written.

                                         CORNERSTONE REALTY GROUP, INC.
                                         a Virginia Corporation

                                         By: /s/ S.J. Olander
                                         Name: S.J. Olander
                                         Its: Senior Vice President



                                         INTERCAPITAL PORTFOLIO 944 I LIMITED
                                         PARTNERSHIP
                                         By:  INTERCAPITAL PORTFOLIO 944, Inc.
                                              General Partner


                                         By: /s/ Paul E. Austin
                                         Name: Paul E. Austin
                                         Its: Vice President


**7. The Agreement and all modifications thereto, though executed by the duly authorized officers of Intercapital Portfolio 944, Inc., the general partner of the Seller, were executed by such general partner under the name "Intercapital Portfolio, Inc.", due to a scrivener's error. The Seller and Purchaser hereby acknowledge and agree that all references to the name "Intercapital Portfolio, Inc." in the Agreement and all amendments and modifications thereto, including but not limited to any such reference made in the preambles and signature lines, were, are and shall be references to the name "Intercapital Portfolio 944, Inc.".